EXHIBIT 99.1

Ciprico Announces Strategic Alliance

MINNEAPOLIS, Minn. — June 7, 2006. Ciprico (NASDAQ:CPCI) today announced a strategic alliance with Broadcom Corporation to offer highly integrated storage solutions to customers worldwide, based on leading edge SAS and SATA technologies.

Ciprico is a respected supplier of high performance digital media solutions for video content creation, broadcast and military applications. Broadcom Corporation is a global leader in semiconductors for wired and wireless communications.

As part of this alliance, Broadcom will license to Ciprico its enterprise-class RAID software and its designs for high performance, low cost RAID controller cards, and Ciprico will acquire certain assets related to Broadcom’s former RAID software and RAID controller card operations. Ciprico will take over support for Broadcom’s existing RAID OEM software and channel business, and will continue further development of the software and support Broadcom’s hardware silicon roadmap as a means to provide complete, interoperable solutions to new and existing customers. Consideration for the transaction includes certain royalties and commissions paid to Broadcom, as well as additional equity compensation received by Broadcom if certain alliance results are met.

As a result of this alliance, Ciprico will offer board-level RAID products for global channel distribution utilizing Broadcom® SAS/SATA silicon technology. Additionally, Broadcom will offer its OEM and system builder customers a highly integrated storage solution that includes enterprise-class RAID software from Ciprico that runs on Broadcom storage silicon.

“We are ecstatic that a technology leader like Broadcom has chosen us as their strategic partner,” said James Hansen, Chairman and Chief Executive Officer for Ciprico. “Our compatible software architectures will allow us to migrate high performance features to the existing platform and thus, offer even greater customer value at the integrated circuit level.”

The Broadcom and Ciprico partnership builds on Ciprico’s previously announced strategy to offer storage OEM’s and system builders complete and feature-rich storage platform software that ties directly to silicon. The close interoperability between the software and the silicon provides significant cost savings and the ability for system builders to focus on providing higher value storage solutions. It also broadens the available marketplace for FLEXSTOR™ services beyond Ciprico’s military and media markets.

Ciprico expects initial revenues from licensing and board sales in the first quarter following closing and that the business will be incrementally profitable in the near term, including non-cash charges related to the additional equity compensation within twelve to eighteen months. Ciprico also expects that the alliance has the potential to double current quarterly revenue in the same period.

“This partnership with Ciprico provides our existing and future global customer base with a dedicated software team and new SAS/SATA board-level products, which we believe, will capture a significant market share of that emerging market, said Tom Lagatta, Sr. Vice President, Worldwide Sales. “We look forward to working closely with Ciprico to grow our silicon and software solutions globally.”

About Ciprico:

Ciprico designs and delivers products, services and solutions for high performance digital media workflows. Ciprico is headquartered in Minneapolis, Minnesota. More information about Ciprico is available at www.ciprico.com.

Certain statements in this news release are forward-looking and should be read in conjunction with cautionary statements in Ciprico’s SEC filings, reports to stockholders and other news releases. Such forward-looking statements, which reflect our current view of expected improvements for fiscal 2006 and beyond, sustainable growth and profitability, and other future events and financial performance, involve known and unknown risks that could cause actual results and facts to differ materially from those expressed in the forward-looking statements for a variety of reasons. These risks and uncertainties include, but are not limited to: (i) competitive factors, including pricing pressures; (ii) variability in quarterly sales; (iii) economic trends generally and in various markets; (iv) general economic conditions; (v) market acceptance and unanticipated risks associated with introducing new products and features; (vi) sales and distribution issues, (vii) dependence on suppliers, (viii) limited backlog and (vi) other events and important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission (SEC). Investors should take such risks into account when making investment decisions. Future SEC filings, future press releases and oral or written statements made by us or with our approval, which are not statements of historical fact, may also contain forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they were made, and except as required by law, we assume no obligation to update any forward-looking statements. Although we believe that the expectations reflected in these statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

For Additional Information:

James W. Hansen CEO (763) 551-4000	Monte S. Johnson SVP & CFO (763) 551-4000

Broadcom® is among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.